TECHTEAM GLOBAL, INC.
2006 INCENTIVE STOCK AND AWARDS PLAN

As Amended and Restated Effective April 23, 2010

1.            PURPOSE AND EFFECTIVE DATE.

(a)           Purpose.  The TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan, as the same may be amended from time to time (the “Plan”), is intended to (i)  attract and retain outstanding individuals to serve as officers, employees, non-employee members of the Company’s Board, consultants and advisors; and (ii) to increase shareholder value.  The Plan will provide participants’ incentives to increase shareholder value by offering the opportunity to acquire shares of the Company’s common stock or receive other incentive compensation on the potentially favorable terms that this Plan provides.

(b)           Effective Date.  The Plan was effective on June 23, 2006 (the “Effective Date”).  Upon the Effective Date, the Company’s 2004 Incentive Stock and Awards Plan (the “Prior Plan”) terminated.

2.            DEFINITIONS.

Capitalized terms used in this Plan have the following meanings:

(a)           “Administrator” means the Board with respect to Eligible Directors and the Committee with respect to all other eligible individuals.

(b)           “Affiliate” means any corporation, partnership, joint venture, or other entity during any period in which the Company owns, directly or indirectly, at least fifty percent (50%) of the equity, voting or profits interest, and any other business venture that the Committee designates in which the Company has a significant interest, as the Committee determines in its discretion.

(c)           “Award” means a grant of Options, Performance Shares, Restricted Stock or Restricted Stock Units under this Plan.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Change of Control” means the occurrence of any one of the following events:

(i)           The sale of all then outstanding shares of common stock of the Company or fifty-one percent (51%) of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors to any person (as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof) other than to (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, or (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or

(ii)           The consummation of the sale or other disposition of all or substantially all of the assets or operations of the Company.

Notwithstanding the foregoing, no “Change of Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, and if a payment under such Award will be made upon a “Change of Control,” then the foregoing definition shall be deemed amended to the extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(f)           “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(g)           “Committee” means the Compensation Committee of the Board (or such successor committee with the same or similar authority).

(h)           “Common Stock” means the common stock of the Company.

(i)           “Company” means TechTeam Global, Inc., a Delaware corporation, or any successor thereto.

(j)           “Date of Grant” means, with respect to an Option, the date on which the Administrator takes action to approve such Option, or any future date specified by the Administrator.

(k)           “Eligible Director” means a non-employee director elected or appointed to the Board.

(l)           “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(m)         “Exercise Price” means, with respect to an Option, the price per share at which a Participant may exercise his Option to acquire all or a portion of the shares of Common Stock that are the subject of such Option.  In no event shall the Exercise Price of any Common Stock subject to an Option be less than the Fair Market Value of the Company’s Common Stock determined as of the Date of Grant.

(n)         “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Common Stock is then traded, as reported in The Wall Street Journal, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or if no sales of Common Stock occur on the date in question, on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used.

(o)         “Option” means the right to purchase Shares at a stated price. “Options” may either be “incentive stock options” which meet the requirements of Code Section 422, or “nonqualified stock options” which do not meet the requirements of Code Section 422.

(p)         “Participant” means an officer or other employee of the Company or its Affiliates, or an Eligible Director of the Company, or a consultant or advisor who provides services to the Company or its Affiliates, who the Administrator designates to receive an Award under this Plan; provided that Eligible Directors shall automatically be considered Participants for purposes of Section 8.

(q)         “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more Subsidiaries, Affiliates or other business units: revenue; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; cost of goods sold; ratio of debt to debt plus equity; profit before tax; gross profit; net profit; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on shareholder equity; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; and/or in the case of Awards that the Administrator determines will not be considered “performance based compensation” under Code Section 162(m) or for purposes of exercising negative discretion in connection with an Award that is considered “performance based compensation” under Code Section 162(m), such other goals as the Administrator may establish in its discretion including subjective, individual criteria.  As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of:  (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of a business; (v) changes in tax or accounting principles, regulations or laws; (vi) mergers, acquisitions or dispositions; and (vii) extraordinary, unusual and/or non-recurring items of gain or loss, that in each case the Company identifies in its audited financial statements, including footnotes, or the Management’s Discussion and Analysis section of the Company’s annual report.  Also, the Administrator may, to the extent consistent with Code Section 162(m), appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period:  (i) litigation, claims, judgments or settlements; (ii) the effects of changes in laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company or an Affiliate.

(r)          “Performance Shares” means the right to receive Shares to the extent one or more Performance Goals are achieved during the period of time specified by the Administrator consisting of one or more full fiscal years of the Company, a Subsidiary or Affiliate, or upon the occurrence of one or more other conditions as is determined by the Administrator.

(s)         “Plan” means this TechTeam Global, Inc. 2006 Incentive Stock and Awards Plan, as amended from time to time.

(t)          “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse at such time(s) or upon the occurrence of certain conditions as is determined by the Administrator.

(u)         “Restricted Stock Unit” means the right to receive one Share or cash in an amount equal to the Fair Market Value of one Share at such time(s) or upon the occurrence of certain conditions as is determined by the Administrator.

(v)         “Section 16 Participants” means officers or consultants of the Company who are subject to the provisions of Section 16 of the Exchange Act.

(w)        “Share” means a share of Common Stock.

(x)          “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the chain) owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.           ADMINISTRATION.

(a)          Administrator Administration.  The Administrator has full authority to administer this Plan, including the authority to (i) interpret the provisions of this Plan or any agreement covering an Award, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or an Award into effect, and (iv) make all other determinations necessary or advisable for the administration of this Plan.   All Administrator determinations are final and binding.

(b)          Delegation to Other Committees or Officers.  To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to a sub-committee, any or all of the authority and responsibility of their respective authority hereunder. However, no such delegation is permitted with respect to Awards made to or an Award held by individuals who are Section 16 Participants at the time any such delegated authority or responsibility is exercised, unless the delegation is to a committee or sub-committee consisting entirely of non-employee directors who qualify as such under Rule 16b-3(b) of the Exchange Act.  If the Board or Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, sub-committee or one or more officers to the extent of such delegation.

(c)          No Liability.  No member of the Board or the Committee, and no officer to whom a delegation under subsection (b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless such individuals to the maximum extent that the law and the Company’s bylaws permit.

4.           ELIGIBILITY.  The Administrator may designate from time to time the Participants to receive Awards under this Plan. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year.

5.           DISCRETIONARY GRANTS OF AWARDS.  Subject to the terms of this Plan, the Administrator has full power and authority to: (a) determine the type or types of Awards to be granted to each Participant; (b) determine the number of Shares with respect to which an Award is made; and (c) determine any terms and conditions of any Award granted to a Participant.  Awards under this Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.           SHARES RESERVED UNDER THIS PLAN.

(a)           Plan Reserve.  An aggregate of 2,300,000 Shares are reserved for issuance under this Plan.  Not more than 1,000,000 of the reserved Shares may be issued pursuant to incentive stock options (within the meaning of Code Section 422) and not more than 1,000,000 of the reserved Shares may be issued pursuant to Restricted Stock, Restricted Stock Units and Performance Shares. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards.  The limitations of this subsection are subject to adjustments as provided in Section 13.

(b)         Replenishment of Shares Under this Plan.  If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, then the Shares subject to or reserved for in respect of such Award, or the Shares to which such Award relates, may again be used for new Awards under this Plan as determined under subsection (a), including issuance pursuant to incentive stock options. If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares may be used for new Awards under this Plan as determined under subsection (a), but such shares may not be issued pursuant to incentive stock options.

(c)          Participant Limitations.  Subject to adjustment as provided in Section 13, no Participant may be granted Awards under this Plan that could result in such Participant receiving in any single fiscal year of the Company:

(i)           Options for more than 150,000 Shares;

(ii)           Awards of Restricted Stock and Restricted Stock Units with respect to more than 50,000 Shares; and

(iii)           Awards of Performance Shares relating to more than 50,000 Shares.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance based compensation that Code Section 162(m) provides.

7.           OPTIONS.

(a)           Eligibility.  The Administrator may grant Options to any Participant it selects. The Administrator must specify whether the Option is an incentive stock option or a nonqualified stock option, but only employees of the Company or a Subsidiary may receive grants of incentive stock options.

(b)           Terms and Conditions.  The Administrator will establish the Exercise Price for an Option.  An Option will be exercisable at such times and subject to such conditions as the Administrator specifies, except that the Option must terminate no later than 10 years after the Date of Grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

8.           DIRECTOR STOCK COMPENSATION.  Each Eligible Director shall receive all or a portion of his director fees in Shares, as the Board shall determine from time to time.  In addition, an Eligible Director may elect to receive up to 100% of his director fees that would otherwise be paid in cash in the form of Shares pursuant to the procedures and designated window periods established by the Company or the Board.  If any director fees are deferred in accordance with a deferred compensation plan established by the Company and are payable in shares of Common Stock, such shares shall be issued under this Plan.

9.           PERFORMANCE AND STOCK AWARDS.

(a)           Eligibility.  The Administrator may grant awards of Restricted Stock, Restricted Stock Units or Performance Shares to Participants the Administrator selects.

(b)           Terms and Conditions.  Each award of Restricted Stock, Restricted Stock Units or Performance Shares may be subject to such terms and conditions as the Administrator determines appropriate, including, without limitation, a condition that one or more Performance Goals be achieved for the Participant to realize all or a portion of the benefit provided under the Award.  However, an award of Restricted Stock or Restricted Stock Units must have a restriction period of at least one year.  Notwithstanding the foregoing, the Administrator may provide that the restrictions imposed on Restricted Stock or Restricted Stock Units are accelerated, or the Performance Goals subject to an award are deemed achieved, upon the Participant’s termination of employment or service as a result of death, disability, or retirement.

10.           TRANSFERABILITY.  Each Award granted under this Plan is not transferable other than by will or the laws of descent and distribution, except that a Participant may, to the extent the Administrator allows and in a manner the Administrator specifies: (a) designate in writing a beneficiary to exercise or receive the benefit of the Award after the Participant’s death; or (b) transfer any award.

11.           TERMINATION AND AMENDMENT OF PLAN; AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS.

(a)           Term.  Subject to the right of the Board to terminate the Plan pursuant to Section 12(b), the Plan shall remain in effect until all Shares subject to it shall have been issued, purchased or acquired according to the Plan’s provisions; provided that no incentive stock option may be granted under the Plan after the tenth (10th) anniversary of the Plan’s Effective Date.

(b)           Termination and Amendment.  The Board or Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)           the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board,  (B) applicable corporate law, or (C) any other applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded;

(ii)           Shareholders must approve any amendment of this Plan if the Company determines that such approval is required by law or stock exchange rules, including but not limited to: (A) the rules and/or regulations promulgated under Section 16 of the Exchange Act, (B) the Code or any rules promulgated thereunder, or (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded; and

(iii)           Shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase the number of Shares specified in Section 6(a) or 6(c) (except as permitted by Section 13); (B) an amendment to shorten the restriction periods specified in Section 9(b); or (C) an amendment to impair the protections of Section 11(e).

(c)           Amendment, Modification or Cancellation of Awards.  Except as provided in subsection (e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the Administrator may modify or amend the terms and conditions applicable to any Awards (including the Plan provisions affecting an Award); provided that any modification, amendment or cancellation that adversely affects the rights of a Participant under an Award must be consented to by the Participant (or any other persons as may then have an interest in the Award).  Notwithstanding the foregoing, the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 13, or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company.

(d)           Survival of Administrator Authority and Awards.  Notwithstanding the foregoing, the authority of the Administrator to administer this Plan and modify or amend an Award, and the authority of the Board or Committee to amend the Plan, may extend beyond the date of this Plan’s termination, but no Awards may be granted after the Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)           Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 13, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option granted under this Plan after the Date of Grant nor allow a Participant to surrender an outstanding Option granted under this Plan to the Company as consideration for the grant of a new Option with a lower exercise price.

(f)           Foreign Participation.  To assure the viability of Awards granted to Participants employed in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country.

12.           TAXES.

(a)           Withholding Obligations.  The Company is entitled to withhold from any amount payable or Shares deliverable hereunder or from any other compensation payable by the Company or an Affiliate to the Participant, the amount of any tax arising upon the payment of cash or issuance or vesting of Shares under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.  The Committee may permit a Participant to pay all or a portion of the foreign, federal, state and local withholding taxes arising upon exercise, vesting or payment of any Award (including the issuance of Shares under an Award) by electing to (i) have the Company withhold vested Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a fair market value  equal to the amount to be withheld; however, the amount to be withheld may not exceed the total minimum statutory amount of federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to preserve favorable accounting treatment. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. The Fair Market Value of a fractional Share remaining after payment of the withholding taxes may be paid to the Participant in cash.

(b)           No Guarantee of Tax Treatment.  Notwithstanding any provision of this Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

13.           ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

(a)           Adjustment of Shares.  If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of (A) the type and number of Shares subject to this Plan (including the specific limits described in Section 6), and which may after the event be made the subject of Awards under this Plan, (B) the number and type of Shares subject to outstanding Awards, (C) the grant, purchase, or exercise price with respect to any Award, and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award.

In any such case, the Administrator may also make provision for a cash payment (in an amount determined by the Administrator) to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) effective at such time as the Administrator specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the payment amount described in subsection (c)(ii) and (B) from and after the Change of Control, the Administrator may make such a provision only if the Administrator determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.

Without limitation, subject to Participants’ rights under subsection (c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control, other than any such transaction in which the Company is the continuing corporation and in which the outstanding Common Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof, the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b)           Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards upon such terms and conditions as it may deem appropriate.

(c)           Change of Control.  If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control.  In all other cases, upon a Change of Control, the Administrator may, in its discretion, determine that any or all outstanding Awards held by Participants who are then in the employ or service of the Company or any Affiliate shall vest or be deemed to have been earned in full (assuming the maximum performance goals provided under such Award were met, if applicable), and:

(i)           If the successor or surviving corporation (or parent thereof) so agrees, all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control.  If applicable, each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised or vested immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.  If the Administrator does not exercise the discretion described above to fully vest an Award or to cause an Award to be deemed earned in full as of the date of the Change of Control, then upon the Participant’s termination of employment by the successor or surviving corporation without cause (as defined by the policies generally applicable to employees of the successor or surviving corporation) within one year following the Change of Control, all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the maximum performance goals provided under such Award were met, if applicable) effective on the date of such termination.

(ii)           If the provisions of paragraph (i) do not apply, then all outstanding Awards shall be cancelled as of the date of the Change of Control in exchange for a payment in cash and/or Shares (which may include shares or other securities of any surviving or successor entity or the purchasing entity or any parent thereof) equal to:

(1)           In the case of an Option, the excess of the Fair Market Value of the Shares on the date of the Change of Control covered by the vested portion of the Option that has not been exercised over the exercise price of such Shares under the Award;

(2)           In the case of Restricted Stock Units, the Fair Market Value of a Share on the date of the Change of Control multiplied by the number of vested units; and

(3)           In the case of a Performance Share Award, the Fair Market Value of a Share on the date of the Change of Control multiplied by the number of earned Shares.

Any unvested or unearned Awards shall be cancelled without payment therefor.

14.           MISCELLANEOUS.

(a)           Option Grants.  The grant of any Option under this Plan is subject to the following provisions:

(i)           A Participant (or other individual with an interest in an Award) shall have no rights as a shareholder of the Company with respect to the shares of Common Stock made subject to an Option unless and until such individual exercises such Option and is issued the shares purchased thereby.  No adjustments shall be made for distributions, allocations, or other rights with respect to any shares of Common Stock prior to the exercise of such Option except as permitted by Section 13.

(ii)           The terms of any Option shall be as set forth in a written stock option agreement (an “Option Agreement”) in such form as the Administrator shall from time to time determine.  Each Option Agreement shall comply with and be subject to the terms and conditions of the Plan and such other terms and conditions as the Administrator may deem appropriate.  No person shall have any rights under any Option granted under the Plan unless and until the Company and the Participant have executed an Option Agreement setting forth the grant and the terms and conditions of the Option.

(b)           Other Terms and Conditions.  The grant of any Award under this Plan may also be subject to other provisions (whether or not applicable to the Award awarded to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)           the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent, of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(ii)           with respect to an Award of Restricted Stock. provisions giving the Participant the right to receive dividend payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, as the Administrator determines;

(iii)           restrictions on resale or other disposition; and

(iv)           compliance with federal or state securities laws and stock exchange requirements.

(c)           Employment and Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as an Eligible Director.  Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)           a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)           a Participant who ceases to be an Eligible Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as an Eligible Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)           a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes an Eligible Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)           a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.

(d)           Compliance with Rule 16b-3 of the Securities Exchange Act.  Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended, and in all events the Plan shall be construed in accordance with Rule 16b-3.  To the extent any provision of the Plan or action by the Board or Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board.

(e)           No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(f)           Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(g)           Requirements of Law.  The granting of Awards under this Plan and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(h)           Governing Law.  This Plan, and all agreements under this Plan, shall be construed in accordance with and governed by the laws of the State of Michigan, without reference to any conflict of law principles, except for corporate law matters which are governed by the laws of the State of Delaware.  Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in a court sitting in the County of Oakland, or the Federal District Court for the Eastern District of Michigan in the State of Michigan.  Any legal action or proceeding with respect to this Plan, any Award or any Award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)           Compensation Recovery Policy.  The Committee may institute a policy that, in appropriate circumstances, it will evaluate whether to seek the reimbursement of certain compensation realized under Awards granted under the Plan to an executive officer if such executive engages in activities that caused or partially caused a restatement of the Company’s financial results.  In such a case, the Company shall have the right, notwithstanding any provision of the Plan, any Award or any award agreement to the contrary, to require the executive officer to reimburse the Company for the amount of compensation paid (including the value of any shares of Stock issued) under the Plan for the relevant period.

(j)           Construction.   Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.  Title of sections are for general information only, and the Plan is not to be construed with reference to such titles.

(k)           Severability.  If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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